UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2006

UNITED FINANCIAL CORP.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

0-28080	81-0507591
(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 2779 120 First Avenue North Great Falls, Montana	59403
(Address Of Principal Executive Offices)	(Zip Code)

(406) 727-6106
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2, 3, 4, 7 and 8 are not applicable and therefore omitted.

Item 1.01     Entry Into a Material Definitive Agreement

On November 6, 2006, United Financial Corp., a Minnesota corporation (the “Company”), U.S. Bancorp (“USB”), and Cascade Acquisition Corporation, a Minnesota corporation and a wholly owned subsidiary of USB (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of USB.

The Merger Agreement

On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each share of Company common stock that is then outstanding (other than shares as to which dissenters’ rights have been properly exercised) will be converted into the right to receive 0.6825 shares of USB common stock par value $.01 per share (the “Merger Consideration”). In connection with the Merger Agreement, the Company’s Board of Directors also declared a special dividend of $.50 per share of common stock payable to holders of common stock immediately prior to the effective time of the Merger. The Merger Agreement provides that following approval by the Company’s shareholders, the Company may accelerate and make all options to purchase Company common stock fully vested and exercisable immediately prior to the effective time of the Merger. To the extent not exercised immediately prior to the effective time, each outstanding option to purchase Company common stock will be cancelled and converted into the right to receive a cash amount equal to the excess, if any, of the cash value of the Merger Consideration over the exercise price for such option.

The Company’s board of directors has unanimously approved the Merger Agreement, the Merger and the Support Agreement (described below), and has unanimously recommended that the Company’s shareholders approve and adopt the Merger Agreement.

The Company and USB have made customary representations, warranties and covenants in the Merger Agreement, including, among others: (i) covenants generally requiring the Company to conduct its business prior to the closing of the Merger in the ordinary course consistent with past practice; (ii) covenants restricting the solicitation of competing acquisition proposals; and (iii) covenants relating to obtaining the required approval of the Company’s shareholders.

Consummation of the Merger is subject to customary conditions including, among others: (i) approval by the Company’s shareholders; and (ii) approval of bank regulatory authorities.

Under the Merger Agreement, each of the Company and USB has certain rights to terminate the Merger Agreement and the Merger. Upon the termination of the Merger Agreement under certain specified circumstances, the Company must pay USB a termination fee of $2.8 million.

In connection with the Merger Agreement, John Morrison, the Company’s largest shareholder, has entered into a Support Agreement with the Company dated November 6, 2006, a copy of which is attached hereto as Exhibit 9.1. In the Support Agreement, Mr. Morrison has agreed, among other things, to vote all shares of Company common stock owned or later acquired by him in favor of approval and adoption of the Merger and the Merger Agreement.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties may have been qualified by disclosures made to the other parties in connection with the Merger Agreement, are subject to a materiality standard that may differ from what may be viewed as material by investors, and were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, a copy of which is attached hereto as Exhibit 9.1, and is incorporated by reference herein.

On November 6, 2006, each of USB and the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02(e)     Compensatory Arrangements of Certain Officers

Retention and Non-Competition Agreements

In connection with the Merger Agreement, Kevin Clark and Steve Feurt, the Company’s chief executive officer and chief operating officer respectively, entered into retention and non-competition agreements with the Company that provide for aggregate payments of $130,000 for Mr. Clark and $125,000 for Mr. Feurt if they remain with the Company for a two-year period following the Merger. These payments may be payable earlier if the executives are terminated without cause. Copies of the retention non-competition agreements are attached hereto as Exhibit 10.1 and 10.2 respectively. The foregoing description of the retention agreements is qualified in its entirety by reference to the retention agreements included as exhibits to this Form 8-K.

Important Merger Information

In connection with the proposed Merger, the Company will file a proxy statement with the U.S. Securities and Exchange Commission, or SEC. Shareholders and investors are advised to read the proxy statement when it becomes available because it will contain important information about the Merger and the Company. Shareholders and investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. Free copies of the proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained from the Company at www.ufcmontana.com by clicking on the “Investor Relations” tab and then following the link to “SEC Filings.” Free copies of the Company’s filings may be obtained by directing a written request to United Financial Corp., P. O. Box 2779, 120 First Avenue North, Great Falls, Montana 59403, Attention: Kevin Clark, or by telephone at (406) 727-6106.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s shareholders in favor of the Merger. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests in the Merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement filed with the SEC on July 7, 2006. These documents will be available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

Item 9.01     Financial Statements And Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of November 6, 2006 among U.S. Bancorp, Cascade Acquisition Corporation and United Financial Corp.
9.1	Support Agreement dated as of November 6, 2006 by and between United Financial Corp. and John Morrison.
10.1	Retention and Non-Competition Agreement with Kevin Clark.
10.2	Retention and Non-Competition Agreement with Steve Feurt.
99.1	Press Release issued on November 6, 2006 by United Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, United Financial Corp. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED FINANCIAL CORP.
By:	/s/ Kevin P. Clark
President and Chief Executive Officer

Date:   November 13, 2006